UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 13, 2007

Meta Financial Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22140	42-1406262
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

121 East Fifth Street, Storm Lake, IA 50588

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (712) 732-4117

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Section 2 - Financial Information

Item 2.02  Results of Operations and Financial Condition.

This Form 8-K/A is being filed in response to the requirement in Item 4.02(b) of Form 8-K with respect to the response of the Registrant’s independent accountant.  That response is referenced in the last sentence of the second paragraph under the Registrant’s disclosure under Item 4.02(b) herein, and the letter from the Registrant’s independent accountant is attached hereto as Exhibit 99.3.  But for those additions, all the remaining disclosure, which follows this paragraph, mirrors the original disclosure on Form 8-K that was filed on November 16, 2007.

On November 13, 2007, the Registrant issued a release announcing restated earnings for the first three quarters of fiscal 2007. A copy of the press release is attached as Exhibit 99.1 to this report. On November 16, 2007, the Registrant issued a revised release announcing restated earnings for the first three quarters of fiscal 2007. A copy of the press release is attached as Exhibit 99.2 to this report. The information in this Item 2.02 of this Form 8-K/A, including the exhibits, relating to this Item 2.02 shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities thereof, nor shall it be deemed to be incorporated by reference in any filing under the Exchange Act or under the Securities Act of 1933, as amended, except to the extent specifically provided in any such filing.

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.02  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) As disclosed in the Company’s release dated November 13, 2007, during the first three quarters of the fiscal year ending September 30, 2007, maintenance fees were charged to and collected from holders of prepaid gift cards, which were issued through the Company’s network of agent financial institutions. Due to human error, these fees were not recognized as income in the appropriate periods. The error was discovered and corrected in September 2007. Furthermore, procedures have been implemented to prevent such error from reoccurring.

(b) In addition, during the quarter ended December 31, 2006, the Company determined that a material impairment of its assets related to a certain loan had occurred and recorded an additional provision for loan losses. This action was reflected in a Form 8-K that the Company filed on December 6, 2006. After further review of the matter by the Company’s independent accountants and such independent accountants’ consultation with their regulatory authorities with respect to the nature of the subsequent event that served as the basis for the filing of the aforementioned Form 8-K, the Company was informed on November 14, 2007 by its independent accountants that the additional provision should have been recorded in the quarter ended September 30, 2006 instead of the quarter ended December 31, 2006, and that therefore the previously reported first quarter of Fiscal 2007 ended December 31, 2006 should no longer be relied upon. The Company’s Audit Committee discussed with the independent accountants the matters disclosed in this filing pursuant to this Item 4.02(b).

The Company furnished its independent accountants a copy of this Form 8-K, and the Company has requested the independent accountants to furnish it as promptly as possible a letter addressed to the Securities and Exchange Commission stating whether the independent accountants agree with the statements made by it in response to this Item 4.02 and, if not, stating the respects in which it does not agree. The Company’s independent accountants have furnished such letter, which states that they agree with the statements the Company made in its Form 8-K, and this Form 8-K is being amended to include such letter as Exhibit 99.3

The Audit Committee of the Board of Directors met on November 13 and November 15, 2007, and, in consultation with the Company’s independent accountants, made a determination that the previously issued financial statements for the first three quarters for fiscal year 2007 could no longer be relied upon. The Audit Committee approved the issuance of restated financial statements for the periods in question. The fourth paragraph of the Company’s press release in Exhibit 99.1 and the fifth paragraph of the Company’s press release in Exhibit 99.2 with respect to this matter are incorporated by reference herein.

Section 9 - Financial Statements and Exhibits

Item 9.01   Financial Statements and Exhibits.

(c) Exhibits.

The following Exhibits are being furnished herewith:

99.1   Press Release of Meta Financial Group, Inc. dated November 13, 2007.

99.2   Press Release of Meta Financial Group, Inc. dated November 16, 2007.

99.3   Independent Accountants’ Letter Addressed to Securities and Exchange Commission

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

META FINANCIAL GROUP, INC.

	By:	/s/ J. Tyler Haahr
J. Tyler Haahr
President and Chief Executive Officer

Dated: November 19, 2007

Exhibit Index

Exhibit
Number	Description of Exhibit

99.1	Press Release of Meta Financial Group, Inc. dated November 13, 2007.

99.2	Press Release of Meta Financial Group, Inc. dated November 16, 2007.

99.3	Independent Accountants’ Letter Addressed to Securities and Exchange Commission